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                                                                      Exhibit 13

                 CLASS II SHARES DISTRIBUTION PLAN AND AGREEMENT

                                       OF

                  MERRILL LYNCH RETIREMENT RESERVES MONEY FUND
                                       OF
                      MERRILL LYNCH RETIREMENT SERIES TRUST

                             PURSUANT TO RULE 12b-1

         CLASS II SHARES DISTRIBUTION PLAN AND AGREEMENT made as of the 2nd day of October, 1998, by and between MERRILL LYNCH RETIREMENT SERIES TRUST, a Massachusetts business trust (the "Trust"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation ("MLPF&S").

                              W I T N E S S E T H :

         WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Trust is authorized to establish separate series ("Series"), each of which will offer separate classes of shares of beneficial interest, par value $0.10 per share (the "Shares") to selected groups of purchasers; and

         WHEREAS, MLPF&S is a securities firm engaged in the business of selling shares of investment companies either directly to Purchasers or through other securities dealers; and

         WHEREAS, the Trust proposes to enter into a Class II Shares Distribution Agreement with MLPF&S, pursuant to which MLPF&S will act as the exclusive distributor and representative of the Trust in the offer and sale of Class II shares of beneficial interest, par value $0.10 per share (the "Class II shares"), of the MERRILL LYNCH RETIREMENT RESERVES MONEY FUND (the "Fund") series of the Trust to the Public; and

         WHEREAS, the Trust desires to adopt this Class II Distribution Plan and Agreement (referred to herein as the "Class II Distribution Plan") in the manner and on the terms and conditions hereinafter set forth, which Class II Distribution Plan must be adopted in accordance with Rule 12b-1 under the Investment Company Act;

         WHEREAS, MLPF&S desires to enter into the Class II Distribution Plan on said terms and conditions;

         WHEREAS, MLPF&S acts as a dealer selling Class II shares of the Fund to its customers and substantially all of the Class II shareholders of the Fund are MLPF&S customers who maintain their Fund accounts through MLPF&S (such accounts being referred to herein as the "MLPF&S Fund Accounts");
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         WHEREAS, MLPF&S provides a variety of marketing activities and services including advertising, sales and marketing support and systems, and preparing and distributing promotional materials ("MLPF&S Marketing Services");

         WHEREAS, pursuant to the provisions of Rule 12b-1 under the Investment Company Act, the Trustees of the Trust have determined that the Fund should make direct payments to MLPF&S for distribution to defray the expenses associated with the MLPF&S Marketing Services and that such payments should be in addition to the management compensation being paid to Merrill Lynch Asset Management, L.P.; and

         WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that adoption of the Class II Distribution Plan will benefit the Fund and its Class II shareholders;

         NOW, THEREFORE, the Trust hereby adopts, and MLPF&S hereby agrees to the terms of, the Class II Distribution Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

                  1. The Fund is hereby authorized to utilize its assets to make payments to MLPF&S pursuant to the Class II Distribution Plan to defray the expenses associated with the MLPF&S Marketing Services with respect to MLPF&S Fund Accounts.

                  2. The Fund shall pay MLPF&S a fee at the end of each month at the annual rate of 0.20% of average daily net asset value of the MLPF&S Fund Accounts.

                  3. In the event that the aggregate payments received by MLPF&S under the Class II Distribution Plan in any year shall exceed the Plan Expenditures in such fiscal year, MLPF&S shall not reimburse the Fund the amount of such excess.

                  4. MLPF&S shall provide the Trust for review by the Trustees, and the Trustees shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the fee for expenses during such period.

                  5. MLPF&S will use its best efforts in rendering and causing its employees to render services to the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, MLPF&S shall not be liable to the Fund or any of its Class II shareholders for any error of judgment or mistake of law for any act of omission or for any losses sustained by the Fund or its Class II shareholders.

                  6. Nothing contained in the Class II Distribution Plan shall prevent MLPF&S or any affiliated person of MLPF&S from performing services similar to those to be performed hereunder for any other person, firm or corporation or for its or their own accounts or for the accounts of others.



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                  7. The Class II Distribution Plan shall not take effect until it has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding Class II voting securities of the Fund.

                  8. The Class II Distribution Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of the Class II Distribution Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on the Class II Distribution Plan.

                  9. The Class II Distribution Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Class II Distribution Plan in Paragraph 8.

                  10. The Class II Distribution Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding Class II voting securities of the Fund.

                  11. The Class II Distribution Plan may not be amended to increase materially the fee provided for in Paragraph 2 unless and until such amendment is approved in the manner provided for in Paragraphs 7 and 8, and no other material amendment to the Class II Distribution Plan shall be made unless approved in the manner provided for approval in Paragraph 8.

                  12. While the Class II Distribution Plan is in effect, the selection and nomination of Trustees who are not interested persons, as defined in the Investment Company Act, of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

                  13. The Trust shall preserve copies of the Class II Distribution Plan and any related agreements and all reports made pursuant to Paragraph 4, for a period of not less than six years, the first two years in an easily accessible place.

                  14. The Declaration of Trust establishing the Trust, dated July 15, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Retirement Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim of the Trust but the "Trust Property" only shall be liable.


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         IN WITNESS WHEREOF, the parties hereto have executed this Class II
Distribution Plan as of the date first above written.

                           MERRILL LYNCH RETIREMENT SERIES TRUST



                           By       /s/ Arthur Zeikel
                                    --------------------------------------------
                                    Arthur Zeikel, President



                           MERRILL LYNCH FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.



                            By       /s/ Terry K. Glenn
                                     -------------------------------------------
                                     Terry K. Glenn, Executive Vice President




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